UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): November 30, 2011

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2011, Lufkin Industries, Inc. (the “Company”), entered into a Second Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with each of the lenders (collectively, the “Credit Agreement Lenders”) and agents from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Credit Agreement Lenders, which amends that certain Amended and Restated Credit Agreement between the Company and JPMorgan Chase Bank, N.A., as Agent, and the other parties thereto dated December 30, 2010 (the “Original Credit Agreement”).

The Amended and Restated Credit Agreement amends the Original Credit Agreement to provide for a Term Loan of $350 million, to increase the maximum revolving credit amount to $175 million from $80 million with a provision for an optional $50 million increase to a total revolving commitment of $225 million.  The Amended and Restated Credit Agreement also provides for a subfacility for swingline loans in an amount equal to $5 million on customary terms and conditions, and increases the amount available for letters of credit to $30 million.  The maturity date for all loans is November 30, 2016, and the Amended and Restated Credit Agreement is governed by the laws of New York.

Certain various other covenants and restrictions limit the ability of the Company and certain of its subsidiaries to incur additional debt, make investments, dispose of assets or allow liens on their assets, subject to certain exceptions.  The Company must maintain a leverage ratio of not greater than 3 to 1, decreasing to 2 to 1 over time, a fixed charge coverage ratio of not less than 1.5 to 1, and if the leverage ratio is greater than 1 to 1, may not spend more than $100 million in capital expenditures yearly until December 31, 2013, and not more than $75 million thereafter.  The Company may pay cash dividends only if the leverage ratio test referenced above is 0.5% or more below the then applicable maximum and the Company is in compliance with the fixed charge coverage ratio.  The covenants from the Original Agreement regarding a current ratio and minimum net worth test have been deleted.

At the Closing, to fund the acquisition described below under Item 2.01 and to add to its liquidity, the Company drew down the entire $350 million Term Loan.  None of the Revolving Credit is now outstanding.  The borrowings under the Amended and Restated Credit Agreement currently accrue interest at either a base rate usually tied to the administrative agent’s prime rate, or at the London Interbank Offered Rate (“LIBOR”), at the option of the Borrower, in each case plus a margin based on the leverage ratio level, ranging from 1% to 2.25% for base rate loans and 2% to 3.25% for LIBOR loans.  The Loans are guaranteed by each of the Company’s material domestic subsidiaries and collateralized by substantially all of the Company’s and the Subsidiary’s personal property assets and the equity interests of such Subsidiaries held by the Company or other Subsidiaries, with certain exceptions agreed to by the Lenders.

The foregoing description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 1, 2011, the Company completed the previously announced acquisition of substantially all of the assets of Quinn’s Oilfield Supply Ltd. (“Seller”) and all of the outstanding equity interests in (i) Quinn Pumps, Inc., (ii) Quinn Pumps [California] Inc., (iii) Grenco Energy Services Inc., and (iv) Grenco Energy Services Limited Partnership (each of the entities referenced in clauses (i) through (iv), the “Acquired Companies”), pursuant to an asset purchase agreement (the “Agreement”) dated as of September 6, 2011, between the Company and its wholly-owned subsidiary Quinn Pumps Canada Ltd., formerly known as Lufkin Pump Acquisition Ltd. (“Buyer”), and Seller, the Acquired Companies, the owners of Seller listed therein and the Seller Representative named therein.

The parties closed the acquisition for cash consideration of approximately $311 million, which includes (i) certain working capital and capital expenditure adjustments to reflect the December 1, 2011 effective date of the acquisition and (ii) a $20 million escrow deposit by the Company as security for the payment and performance of certain obligations of Seller and the Acquired Companies, and is subject to post-closing balance sheet and working capital adjustments.  The Company funded the purchase price of the assets and the equity interests through borrowings under its Amended and Restated Credit Agreement, as discussed above under Item 1.01.  Neither the Company nor any of its affiliates has had a material relationship with Seller or the Acquired Companies, other than in respect of the Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above regarding the Amended and Restated Credit Agreement is incorporated in to this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On December 1, 2011, Lufkin issued a press release announcing that it entered into the Amended and Restated Credit Agreement and completed the acquisition.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and such information, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1
Asset Purchase Agreement, dated as of September 6, 2011, by and among Lufkin Industries, Inc., Lufkin Pump Acquisition Ltd., Quinn’s Oilfield Supply Ltd., Quinn Pumps, Inc., Quinn Pumps [California] Inc., Grenco Energy Services Inc., Grenco Energy Services Limited Partnership, the owners of Seller listed therein and the Seller Representative named therein (incorporated by reference to Exhibit 2.1 of the Company’s Report on Form 8-K filed with SEC on September 12, 2011).

10.1
Second Amended and Restated Credit Agreement dated November 30, 2011 by and among Lufkin Industries, Inc., the lenders and agents from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release, dated December 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUFKIN INDUSTRIES, INC

By:	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:  December 13, 2011

EXHIBIT INDEX

Exhibit Number	Description
2.1
Asset Purchase Agreement, dated as of September 6, 2011, by and among Lufkin Industries, Inc., Lufkin Pump Acquisition Ltd., Quinn’s Oilfield Supply Ltd., Quinn Pumps, Inc., Quinn Pumps [California] Inc., Grenco Energy Services Inc., Grenco Energy Services Limited Partnership, the owners of Seller listed therein and the Seller Representative named therein (incorporated by reference to Exhibit 2.1 of the Company’s Report on Form 8-K filed with SEC on September 12, 2011).

10.1
Second Amended and Restated Credit Agreement dated November 30, 2011 by and among Lufkin Industries, Inc., the lenders and agents from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release, dated December 1, 2011.